Exhibit 4.21

1 控　2 割印

3
金銭消費貸借約定書
（長期固定金利借入（期限前弁済制限条項付）専用）

4 平成26年1月27日

5 株式会社 三井住友銀行

6 〒108-0075 東京都港区港南2-12-23 明産高浜ビル7F

7

債務者	おところ / おなまえ	株式会社ＵＢＩＣ 代表取締役 守本正宏
連帯保証人	おところ / おなまえ	
連帯保証人	おところ / おなまえ	
連帯保証人	おところ / おなまえ	

8 決済口座お届印または署名・捺印

9 〔決済口座届出印と本約定書の契約印が同一の場合は押印を省略させて頂きます。〕

10 **第1条（借入要項）**

債務者（以下「甲」といいます）は、株式会社三井住友銀行（以下「乙」といいます）との間の銀行取引約定書ならびにこの約定書の各条項を確約の上、乙から次の要項により、金銭を借り入れることを約定しました。

11 **借入内容**

1．借入金額　¥400,000,000円也

2．資金の使途　設備

3．借入日　平成27年02月02日

4．最終弁済期限　平成31年01月31日

5．甲は信用保証協会の保証を利用しません。

12 銀行使用欄

13 店番号	0653	14 取扱店	五反田 支店	15 貸付口座番号	0209010	16 取組番号		17 伝票番号	7006

18 保証協会名

19 保証期限 / 保証協会口座番号

20 保証料 / 保証番号

21 第4～6条につき顧客説明済（担当者）

22 ミドル・バック

23 検印	検証	担当者	保証人印鑑照合	債務者印鑑照合
	24 ㊞			

25 フロント

26 説明・控交付確認	保証意思確認	27 決済口座印鑑照合

28 平成27年01月26日 12:22

29 株式会社 ＵＢＩＣ 様

30 **借入利率・弁済方法・利息支払方法**

31 6．借入利率

年 0.40 %

32 7．弁済方法・利息支払方法

		33 弁済日及び弁済期間	44 回数	45 1回当りの弁済額
34 元金 / 35 毎回の弁済	初回	平成27年04月30日 36 37		金 25,000,000円也
	第2回目以降	平成27年07月 から 平成30年10月 まで 3ヵ月毎各 末日	14回	金 25,000,000円也
		から まで ヵ月毎各 日	回	金 円也
		から まで ヵ月毎各 日	回	金 円也
		から まで ヵ月毎各 日	回	金 円也
		から まで ヵ月毎各 日	回	金 円也
		から まで ヵ月毎各 日	回	金 円也
		から まで ヵ月毎各 日	回	金 円也
		から まで ヵ月毎各 日	回	金 円也
38 増額弁済		から まで 月と 月各 日	回	金 円也
39 期日弁済		最終弁済期限		金 25,000,000円也

40 利息	支払方法	先払 41	42	第2回目以降支払間隔	3ヵ月毎 46
	初回支払日	平成27年02月02日	43 第2回目支払日 平成27年04月30日	第2回目以降支払日	各 末日 47

48 ← 甲は第4、5、6条に定める清算金に関する説明書を別途受領しました。

49 **弁済金及び利息の引落し**

50 8．借入金受領口座および決済口座（債務者名義）

51 店名	科目	口座番号	口座名
五反田 支店	普通 52	7972989 53	株式会社 ＵＢＩＣ 54

55 （口座保有店）

56 9．引落し日

上記第7号に定める約定日（但し、約定日が銀行の休業日の場合には、その前営業日とします）

57 （次頁へつづく）

先払　両建　金銭消費貸借約定書（長期固定金利借入（期限前弁済制限条項付），適用金利表記）紙（2－1）［10年保存 8026 20. 3］

第２条（利息、損害金）

①甲は次により利息を支払うものとします。

１．利息支払方法が先払いの場合

第１条第７号に定める利息支払日に、その日の翌日（ただし、初回は借入日を初日として起算します）から次の利息支払日、もしくは最終弁済期限までの利息を先払いするものとします。利息支払日が銀行休業日のときは、第１条第９号に定める引落し日を利息支払日と読み替えて本条項を適用するものとします。

なお、借入利率は第１条第６号に定める借入利率を適用し、この場合の計算方法は１年を３６５日とする日割計算とします。

２．利息支払方法が後払いの場合

第１条第７号に定める利息支払日ならびに最終弁済期限に、前回の利息支払日の翌日（ただし、初回は借入日を初日として起算します）からその日までの利息を後払いするものとします。利息支払日が銀行休業日のときは、第１条第９号に定める引落し日を利息支払日と読み替えて本条項を適用するものとします。

なお、借入利率は第１条第６号に定める借入利率を適用し、この場合の計算方法は１年を３６５日とする日割計算とします。

②甲はこの契約に基づく債務の履行が遅延した場合には、弁済すべき金額に対し年１４％の割合による遅延損害金を支払うものとします。この場合の計算方法は１年を３６５日とする日割計算とします。

第３条（弁済金および支払利息の預金口座よりの引落し）

①乙は、決済口座から第１条第９号に定める約定日（以下「約定弁済日」という）に所定の弁済金ならびに利息を通知なしに引落し、この契約に基づく債務の弁済に充当するものとします。

②甲は、約定弁済日に決済口座の残高が所定の弁済金および利息に満たないときは、乙がその全額について弁済および支払がないものとして、前記の引落しを中止しても異議を述べないものとします。
また、万一約定弁済日に弁済が履行できず後日弁済する場合においては、その弁済金、利息と第２条第２項による遅延損害金相当額について、乙は決済口座から引落しのうえ、充当するものとします。

③前二項の手続において、この契約による債務の他に乙に対し決済口座からの引落しの依頼がある場合、または甲が乙に対し他に弁済の約定がある場合には、支払または弁済の順序については乙の任意とするものとし、甲はこれに異議を述べないものとします。

第４条（借入要項の変更）

①甲は、この契約に基づく借入の借入期間中は、第１条各号（以下「借入要項」という）の変更はできないものとします。

②甲がやむを得ない事情により、乙の承諾を得て借入要項の変更をする場合において、借入要項変更日のお借入残高につき、お借入期間における借入利率の基準となる金利（乙と市場との取引によって決定される金利のこと）を再運用利率が下回る場合には、その金利差分および残存日数を乗じた上３６５で除して得られる金額を現在価値に割り引いた金額を清算金としてお支払い頂きます。ただし、借入要項の変更の内容がお借入残高の一部についての期限前弁済である場合には、乙がインターバンク市場において再運用する必要がある金額についてのみ、上記計算を行った結果得られる金額を清算金としてお支払い頂きます。

③前項において、この契約に基づく借入が信用保証協会の保証を利用している場合は、甲は乙の承諾に加えて信用保証協会の承諾も得るものとします。

第５条（期限前弁済）

①この契約に基づく債務について、甲は乙の承諾がない限り期限前弁済を行わないものとします。

②甲がやむを得ない事情により、乙の承諾を得て期限前弁済を行う場合において、当該弁済日における再運用利率が第１条第６号に定める借入利率を下回るときは、甲は乙所定の計算による清算金を乙に支払うものとします。この場合の清算金は、乙が当該弁済額を弁済日の翌日から最終弁済期限までの期間（以下「残存日数」という）について借入利率で運用した場合と再運用利率で運用した場合にそれぞれ得られる金額の差額を乙所定の方法により弁済日の現在価値に割り引いた金額とし、１年を３６５日とする日割計算で算出するものとします。ここで、再運用利率とは、乙がインターバンク市場において当該弁済額を残存日数について運用することができる利率とします。

③甲乙間の銀行取引約定書により甲が期限の利益を失い、甲が弁済期限前にこの契約に基づく債務を弁済しなければならない場合も、甲は前項と同様の計算によって求められる清算金を乙に支払うものとします。ただし、銀行取引約定書第５条第１項各号の事由が生じたことにより甲が期限の利益を失った場合には、乙による計算実行の日に弁済がなされたものとして清算金を算出できるものとします。

第６条（借入日以前の借入の取消等）

①甲は、乙がインターバンク市場において金利を調達するのはこの契約の締結日であることを承認し、この契約を締結した後は借入日以前においても、借入の取消または借入要項の変更をすることはできないものとします。

②甲がやむを得ない事情により、乙の承諾を得て借入の取消または借入要項の変更をする場合において、借入を取消す日（借入要項を変更する日を含む）における再運用利率が借入利率を下回る場合、甲は乙からの請求により、乙所定の計算による清算金を乙に支払うものとします。この場合の清算金は、借入要項により、前条第２項に準じて算出するものとします。

③借入日以前に、甲について甲乙間の銀行取引約定書第５条第１項各号の事由が生じたときには乙からの通知がなくても当然に、また第５条第２項各号の事由が生じたときには乙からの通知によって、借入は取消されるものとします。この場合、甲は乙からの請求により、前項と同様の計算による清算金を乙に支払うものとします。

第７条（法令の変更）

①法令の変更あるいは関係当局による解釈の変更によって、甲乙間の協議により乙がこの約定書に基づく貸出を継続することができないと判断したときは、乙の請求により、甲はこの契約による債務の全額および第５条第２項と同様の計算によって求められる清算金を直ちに乙に支払うものとします。

②法令の変更あるいは関係当局による解釈の変更によってこの契約に基づく乙の貸出に関連して準備金の賦課またはその他の条件が乙に課せられ、乙が新たな費用を負担するに至ったときは、甲がその費用を補償し、乙からの請求により直ちに支払うものとします。

第８条（税金）

甲は、弁済金および利息から、現在または将来の日本国の税法に基づき納付すべき租税公課、源泉徴収される控除額、取立てられる諸費用を差し引かないものとし、甲はその租税公課等を自らの負担のうえ、これらの納付または控除等がなかった場合に甲が乙に支払うべき金額の全額を支払うものとします。

第９条（公正証書）

甲および連帯保証人は、合理的な理由に基づく乙の請求があるときは、直ちにこの契約に基づく債務について強制執行の認諾がある公正証書を作成するため、必要な手続を行うものとします。

第１０条（費用の負担）

この契約に基づく借入にかかる信用保証協会保証料（延滞保証料を含む）その他の保証料、印紙代、登記費用、確定日付料、公正証書の作成費用、立替費用、その他いっさいの費用およびこの契約に基づく乙の甲に対する権利の行使もしくは保全等のために要した費用は、甲が負担するものとします。

第１１条（費用等の預金口座からの引落し）

①弁済金、利息、前条の費用等、この契約に基づき甲が乙に対し支払を行うべき場合には、乙は決済口座から当該金額を引落すことができるものとします。

②この契約に基づき乙が決済口座から引落しを行う場合には、甲は当座勘定規定または普通預金規定にかかわらず、当座小切手の振出、または普通預金通帳および普通預金払戻請求書の提出は行わないものとします。

第１２条（債権譲渡）

①甲は、乙が将来この契約に基づく貸付債権の全部または一部を他の金融機関等に譲渡することをあらかじめ承諾するものとします。なお、甲は債権譲渡後においても、甲乙間の銀行取引約定書の各条項ならびにこの約定書の各条項が引続き適用されることを確認します。

②甲は、前項の乙が譲渡した債権について、乙が譲受者との間で委任を受けている間、乙が譲受者の代理人としてこの契約に基づく債権の管理回収手続を行うことに同意します。

③この契約に基づく債権が信用保証協会の保証を利用している場合は、乙が第１項により債権譲渡をする際に乙はあらかじめ信用保証協会の承認を受けるものとします。

第１３条（連帯保証人に関する特約）

①連帯保証人は、甲がこの契約に基づくいっさいの債務について、甲と連帯して保証債務を負い、その履行については、甲乙間の銀行取引約定書の各条項ならびにこの約定書の各条項に従うものとします。

②連帯保証人は、甲の乙に対する預金その他の債権をもって相殺を行わないものとします。

③連帯保証人は、乙がその都合によって担保もしくは他の保証を変更、解除しても免責を主張しないものとします。

④連帯保証人がこの保証債務を履行した場合、代位によって乙から取得した権利は甲と乙との取引継続中は、乙の同意がなければこれを行使しないものとします。
乙が請求したときは、連帯保証人はその権利または順位を乙に無償で譲渡するものとします。

⑤連帯保証人が甲と乙との取引について他に保証をしている場合には、その保証はこの保証契約によって変更されないものとし、また他に限度額の定めのある保証をしている場合には、その保証限度額にこの保証の額を加えるものとします。

⑥連帯保証人が甲と乙との取引について、将来他に保証をした場合にも、前項と同様とするものとします。

以 上

平成27年01月26日 12:22　　株式会社 ＵＢＩＣ 様

先払　固願　金銭消費貸借約定書（長期固定金利借入（期限前弁済特約条項付）、適用金利表記）続（2－2）[10年保存 8026 20．3]

(P.1)
1.	Copy
2.	Tally impression
3.	Loan contract (exclusive for long-term fixed rate borrowings [with a payment-before-maturity-limitation clause])
4.	January 27, 2014
5.	Sumitomo Mitsui Banking Corporation
6.	7F, Meisan Takahama Building, 2-12-23, Konan, Minato-ku, Tokyo, 108-0075, Japan
7.	Debtor
Address:
Name: Masahiro Morimoto, CEO, UBIC, Inc.

Joint surety
Address:
Name:

Joint surety
Address:
Name:

Joint surety
Address:
Name:

8.	Registered seal or signature/code for settlement account
9.	If the registered seal for the settlement account is the same as the contract stamp of this contract, this seal is omitted.
10.	Article 1 (borrowing procedures)

The debtor (hereafter called “X”) agreed to borrow money from Sumitomo Mitsui Banking Corporation (hereafter called “Y”) in the following procedures upon affirming the clauses of the banking transaction agreement and this contract between X and Y.

11.	Content of the borrowing
	1. Amount of borrowing	¥400,000,000
	2. Use of fund	Equipment
	3. Date of borrowing	February 2, 2015
	4. Final repayment due date	January 31, 2019
5. X will not use guarantee of the credit guarantee corporation.
12.	Fields used by the bank
13.	Branch No.	0653
14.	Branch	Gotanda Branch
15.	Loan account No.	0209010
16.	Approach No.
17.	Slip No.	7006
18.	Name of guarantee corporation
19.	Guarantee expiry date
Guarantee corporation account No.
20.	Guarantee charge	Guarantee No.
21.	Articles 4 to 6 already explained to customer
(person in charge)
22.	Middle/back
23.	Verification
Verification
Person in charge
Guarantor seal verification

Debtor seal verification
24.	PIC
25.	Front
26.	Explanation/copy issuance confirmation
Intention-to-guarantee confirmation
27.	Settlement account seal verification
28.	12:22, January 26, 2015
29.	UBIC, Inc.
30.	Loan interest rate/repayment method/interest payment method
31.	6. Borrowing interest rate
Annually 0.40%
32.	Repayment method/interest payment method
33.	Date of repayment and repayment interval
34.	Principal
35.	Each repayment
36.	First	April 30, 2015
37.	Second and subsequent repayments
Every three months from July 2015 to October 2018, last day of each month
Every [ ] months from [ ] to [ ], [ ]th day of each month

38.	Repayment with increased amount
From [ ] to [ ], [ ]th day of [name of month] and [name of month] each
39.	Scheduled repayment	Final repayment due date
40.	Interest
41.	Payment method	Advance payment
42.	First payment date	February 2, 2015
43.	Second payment date	April 30, 2015
44.	No. of times
14 times

45.	Amount per repayment
25,000,000 yen
25,000,000 yen

25,000,000 yen
46.	Payment interval after second payment	Every three months
47.	Payment date after second payment	Last day of each month
48.	X separately received an explanatory document on the settlement money defined in Articles 4, 5 and 6.
49.	Debit of repayment of interest
50.	8. Borrowing receipt account and settlement account (under the name of the debtor)
51.	Name of branch
Gotanda Branch
52.	Account item
Ordinary
53.	Account No.
7972989
54.	Account name
UBIC, Inc.
55.	(Branch where the account is held)
56.	9. Debit date
Agreed data as defined in Item 7 above (if the agreed date is a non-business day of the bank, the debit date shall be the business day before that day)
57.	(continued to the next page)

Advance payment Both ends Loan contract (long-term fixed rate borrowings [with payment before maturity limitation clause], applicable interest indicated) Form (2-1) [to be preserved for ten years, 8026 20.3]

(P.2)

1.

Article 2 (interest, damages)

(1) X shall pay an interest in accordance with the following.

1. If the interest payment method is advance payment

On the interest payment date defined in Article 1-7, an interest from the day after that day (for the first payment, the date of borrowing shall be reckoned as the initial day) to the next interest payment date, or an interest until the final repayment due date, shall be paid in advance. If the interest payment date is a non-business day of the bank, the debit date defined in Article 1-9 shall be replaced with the interest payment day and this clause shall be applied.

For the borrowing rate, the borrowing rate defined in Article 1-6 shall be applied, and the calculation in this case shall be on a per-diem basis with one year assumed to be 365 days.

2. If the interest payment method is deferred payment

On the interest payment date and the final repayment due date defined in Article 1-7, an interest from the day after the previous interest payment date (for the first payment, the date of borrowing shall be reckoned as the initial day) to that day shall be paid on a deferred basis. If the interest payment date is a non-business day of the bank, the debit date defined in Article 1-9 shall be replaced with the interest payment day and this clause shall be applied.

For the borrowing rate, the borrowing rate defined in Article 1-6 shall be applied, and the calculation is this case shall be on a per-diem basis with one year assumed to be 365 days.

(2) If the performance of obligation based on this agreement is delayed, X shall pay delay damages at a rate of 14% of the amount to be repaid. The calculation in this case shall be on a per-diem basis with one year assumed to be 365 days.

Article 3 (debit of the repayment and the payment interest from the savings account)

(1) Y shall debit a prescribed repayment with interest from the settlement account on an agreed date defined in Article 1-9 (hereafter called “agreed repayment date”) without notice, and allocate the debited amount to the repayment based on this agreement.

(2) If the balance in the settlement account is below the prescribed repayment with interest on the agreed repayment date, X shall not raise an objection even if Y discontinues the debit described above after judging that the full amounts have not been repaid or paid.

If X is unable to perform the repayment on the agreed repayment date, and repays the amount at a later date, Y shall debit an mount equivalent to the delay damages specified in Article 2-2 from the settlement account, and allocate the debited amount to the repayment.

(3) If Y is requested to debit an amount from the settlement account other than the debt under this agreement in the procedures described in the preceding paragraph, or if X has a separate contract to make another repayment to Y, the order of payment or repayment shall be determined at Y’s discretion, and X shall not raise an abjection to the decision.

Article 4 (change in the borrowing procedures)

(1) During the period of the borrowing based on this agreement, X may not change any of the items of Article 1 (hereafter called “borrowing procedures”).

(2) If the reinvestment interest rate for the balance as of the date of borrowing procedure change is below the standard interest rate of borrowings during the borrowing period (i.e., interest rate determined through transaction between Y and the market) in a case where X changes the borrowing procedures with consent of Y for an inevitable reason, an amount calculated by discounting the amount found by dividing the interest rate difference and the number of remaining days by 365 to the present value shall be paid as the settlement money. However, if the content of the change of the borrowing procedures is repayment before maturity of part of the balance of the borrowing, X shall pay an amount found as a result of performing the above calculation as the settlement money for only the amount that needs to be reinvested on the inter-bank market.

(3) If guarantee of the credit guarantee corporation is used for the borrowing based on this agreement in the preceding paragraph, X shall also obtain approval of the credit guarantee corporation in addition to approval of Y.

Article 5 (repayment before maturity)

(1) For the debt based on this agreement, X shall not perform repayment before maturity without approval of Y.

(2) If X performs repayment before maturity with approval of Y for an inevitable reason, and the reinvestment interest rate as of the date of this repayment is below the borrowing rate defined in Article 1-6, X shall pay the settlement money calculated with Y’s prescribed method to Y. The settlement money in this case shall be the amount calculated by discounting the difference between the amount found if this repayment mount were invested at the borrowing rate for a period from the date following the repayment date to the final repayment due date (hereafter called the “number of remaining days”), and the amount found if it were invested at the reinvestment interest rate, to the present value as of the repayment date, and shall be calculated on a per diem basis with one year assumed to be 365 days. The reinvestment interest rate here shall mean the interest rate at which Y can invest this repayment amount the number of remaining days on the inter-bank market.

(3) Even if X loses the benefit of time due to the banking transaction agreement between X and Y, and X must repay the debt based on said agreement before the repayment due date, X shall pay the settlement money found with the same calculation as the preceding paragraph. However, if X loses the benefit of time due to any of the reasons described in the items of Article 5-1 of the banking transaction agreement, the settlement money may be calculated on the assumption that the repayment was performed on the day when Y performed the calculation.

Article 6 (cancelation, etc. of a borrowing before the date of borrowing)

(1) X shall approve that Y will finance an interest on the inter-bank market on the date this agreement is concluded, and may not cancel the borrowing or change the borrowing procedures even before the date of borrowing once this agreement is concluded.

(2) If X cancels the borrowing or change the borrowing procedures with approval of Y for an inevitable reason, and the reinvestment interest rate as of the date of canceling the borrowing (including the date the borrowing procedures are changed) is below the borrowing rate, X shall pay the settlement money calculated with Y’s prescribed method to Y at request of Y. The settlement money in this case shall be calculated pursuant to paragraph 2 of the preceding article in accordance with the borrowing procedures.

(3) If any of the items of Article 5-1 of the banking transaction agreement between X and Y arises concerning X before the date of borrowing, the borrowing shall be naturally canceled even without notice by Y. If any of the items of Article 5-2 of said agreement arises before the date of borrowing, the borrowing shall be cancelled with notice by Y. In this case, X shall pay the settlement money calculated with the same method as the preceding paragraph at request of Y.

Article 7 (change of laws and regulations)

(1) If it is determined that Y is unable to continue the borrowing based on this agreement after consultation between X and Y due to change of laws and regulations or change of interpretation by the competent authorities, X shall promptly pay the whole amount of the borrowing under this agreement and the settlement money found with the same calculation as Article 5-2 to Y at request of Y.

(2) If assessment of a reserve or any other condition is imposed on Y in connection with the loan of Y based on this agreement due to change of laws and regulations or change of interpretation by the competent authorities, and Y is to bear a further expense as a result, X shall cover the expense, and promptly pay it at request of Y.

Article 8 (taxes)

X shall not deduct any taxes or dues to be paid under the present or future tax system of Japan, deductions to be withheld, or expenses to be collected, from the repayment or the interest, and X shall bear these taxes and dues, and pay the whole amount of the money that X should pay to Y in cases where these payments or deductions, etc. are not imposed or realized.

Article 9 (notarized document)

X and the joint surety shall perform necessary procedures to promptly prepare a notarized document with acknowledgement of compulsory execution for the debt based on this agreement if Y makes such a request based on a rational reason.

Article 10 (bearing of the expenses)

X shall bear the credit guarantee corporation’s charge (including the delay guarantee charge) for the borrowing based on this agreement, other guarantee charges, revenue stamp fee, registration cost, certified date fee, cost for preparing a notarized document, reimbursable cost, any other cost and the cost required to exercise or preserve the right of Y to X based on this agreement.

Article 11 (debit of expenses, etc. from the savings account)

(1) If X should pay the repayment, interest, and expenses described in the preceding paragraph based on this agreement, Y may debit the respective amount from the settlement account.

(2) If Y debits an amount from the settlement account based on this agreement, X shall not issue a current-account check, or submit an ordinary deposit book and an ordinary deposit withdrawal request, despite the current account rule or the ordinary deposit rule.

Article 12 (assignment of claim)

(1) X shall accept in advance that Y may assign part or the whole of the loan claim based on this agreement to another financial institution in the future. X shall affirm that the clauses of the banking transaction agreement between X and Y and the clauses of this contract will continue to be applied even after the claim is assigned.

(2) X agrees that Y will perform the procedure for managing and collecting the claim based on this agreement as proxy for the assignee for the claim assigned by Y in the preceding paragraph while Y is entrusted by the assignee.

(3) If the claim based on this agreement uses guarantee of the credit guarantee corporation, Y shall obtain approval of the credit guarantee corporation in advance in assigning the claim in accordance with Paragraph 1.

Article 13 (special agreement on the joint surety)

(1) The joint surety shall assume guarantee obligation jointly with X for the claim for all debts that X has based on this agreement, and follow the provisions of the banking transaction agreement between X and Y and the provisions of this contract.

(2) The joint surety shall not offset the debt with a deposit of X to Y or any other claim.

(3) The joint surety shall not claim immunity even if Y changes or cancels the security or any other guarantee for its own reason.

(4) If the joint surety fulfills this guarantee obligation, he/she shall not exercise any right that he/she has acquired by subrogation from Y without consent of Y, while the transaction between X and Y is continuing.

If Y demands assignment of that right or the order to Y, the joint surety shall assign it to Y without charge.

(5) If the joint surety provides any other guarantee for the transaction between X and Y, that guarantee shall not be changed by this guarantee agreement. If the joint surety provides any other guarantee with an amount limit specified, the amount of this guarantee shall be added to that guarantee amount limit.

(6) Even if the joint surety provides any other guarantee in the future for the transaction between X and Y, the preceding paragraph shall apply.

2.

12:22, January 26, 2015 UBIC, Inc.

3.

Advance payment Both ends Loan contract (long-term fixed rate borrowings [with payment before maturity limitation clause], applicable interest indicated) Form (2-2) [to be preserved for ten years, 8026 20.3]